China Recycling Energy Corporation Appoints Industry Veteran, David Chong, as New Chief Financial Officer

XI'AN, China, January 6, 2010-- China Recycling Energy Corp. (NASDAQ: CREG or "the Company"), a leading industrial waste-to-energy solution provider in China, today announced that the company has appointed experienced industry veteran David Chong as its Chief Financial Officer and Secretary effective immediately. The company’s previous CFO and Secretary, Tony Peng, resigned effective December 30, 2010.

Mr. Chong brings with him over 20 years working experience in medium to large private and publicly listed manufacturing companies. Familiar with navigating China, US, Europe, Singapore and other capital markets, his expertise includes international financial management and operations, auditing, funding, business development, internal control maintenance, corporate governance and investor relations. He has been consulting with the company since June 2010 and has been active on the investor outreach front, conducting non deal road shows in the US, Europe and Asia. Prior to joining CREG, from 2007 – 2010, Mr. Chong was the CFO for Guangdong Yan Zhi Hong Shoes Manufacturing Co., Ltd (“YZH”), a leading shoe manufacturer in China. In this position, he was instrumental in business and operational development, acquisition of funding, IPO and listing process, investor outreach as well as the company’s budgeting and financial planning. Before working with YZH, Mr. Chong was the Financial Controller for Amtek Engineering Limited from 1991 – 2006 where he managed the financial operations of six plants in China with annual revenues in excess of $250 million. He has qualification in Professional Accountancy Studies from ACCA (the Association of Chartered Certified Accountants). Mr. Chong is fluent in both English and Mandarin and resides in Xi’an, People’s Republic of China.

Mr. Guohua Ku, Chairman and CEO of CREG commented, "On behalf of CREG and our Board of Directors, we would like to officially welcome David Chong to our executive team. His wealth of experience, financial insight, business development know-how and investor relations experience will prove to be vital to our company as we continue to expand our business, our shareholder base and project pipeline.  He has contributed immensely to our investor outreach efforts since the beginning of our engagement. As a crucial element to our management team and a key liaison to the investment community, we are pleased to have him on board and look forward to his continued contributions in the time ahead.”

Mr Ku continued, “I would also like to thank Tony Peng for his years of unparalleled service and dedication to our company. As CFO and Secretary, he was instrumental in propelling CREG’s recent upgrade to the NASDAQ stock exchange and in ensuring that our company had all the proper tools required as a U.S. listed publicly traded company. We wish Tony Peng all the best in his future endeavours.”

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About China Recycling Energy Corp.

China Recycling Energy Corp. (NASDAQ: CREG or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Leo Wu
Investor Relations
China Recycling Energy Corp.
Tel:   +86-29-8765-1096
Email: tch@creg-cn.com

In USA:
Mr. Howard Gostfrand
American Capital Ventures, Inc.
Tel:   +1-305-918-7000
Email: info@amcapventures.com